Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 20, 2021 (except for Note 14(c), as to which the date is September 30, 2021), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-259549) and related Prospectus of Theseus Pharmaceuticals, Inc. dated September 30, 2021 for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 30, 2021